DIRECTOR RESTRICTED SHARE UNIT GRANT AGREEMENT PURSUANT TO THE 2022 OMNIBUS STOCK PLAN TO: <<<PARTICIPANT>>> You have been granted this Restricted Share Unit Award (“Award”) pursuant to the John Wiley & Sons, Inc. (the “Company”) 2022 Omnibus Stock and Long-Term Incentive Plan (the “Plan”) as part of your Director compensation. The Award represents the right to receive shares of the Company’s Class A Common Stock (“shares”) that are subject to the vesting conditions set forth in this Director Restricted Share Unit Grant Agreement (the “Agreement”). The details of your Award are summarized below: Grant ID: <<<####>>> Grant Date: <<<MONTH DAY, YEAR>>> Number of Restricted Share Units Awarded: <<<#,###>>> Vesting Schedule: The Award shall vest on the earlier of (i) the day before the next Annual Meeting following the grant, or (ii) your death or disability (as determined by the Governance Committee) (each a “Vesting Event”) subject to your continued service with the Company through the occurrence of the Vesting Event except as otherwise provided in Section 2; unless the Company’s Board of Directors (the “Board”) or the Governance Committee determines otherwise in its sole discretion, the Award shall be forfeited if your service terminates for any reason before a Vesting Event. The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. Issuance of Shares and Shareholder Rights. You shall not have any right in, to, or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to you. The restricted share units shall vest in accordance with the above Vesting Schedule. One Share shall be issuable for each restricted share unit that vests on such vesting date subject to the terms and provisions of the Plan and this Agreement. On or promptly following those dates, the Company shall transfer such Shares to you. Following settlement of the Award, you become a shareholder of record, and shall receive voting rights and rights with respect to dividends paid thereafter on the Shares awarded. Change of Control. In the event of a Change of Control, as that term is defined in the Plan, the unvested Award granted pursuant to this Agreement shall immediately become fully vested and settled through the issuance of Shares promptly following such event. Restrictions. Except as otherwise provided for in this Agreement or in the Plan, the restricted share units or rights granted hereunder may not be sold, pledged or otherwise transferred.

Dividend Equivalents. The Award shall include the right to receive Dividend Equivalents, which shall be treated as specified in Section 7.3 of the Plan. Deferral of Award. If you have elected to defer receipt of the Award, such deferral shall be governed by the terms of the John Wiley & Sons, Inc. Deferred Compensation Plan for Directors' 2005 & After Compensation (the “DCP”), which shall control in the event of any conflict with this Agreement (and, for the avoidance of doubt, the vesting schedule set forth above shall apply to such deferred amount under the DCP). Taxes. You are ultimately liable and responsible for all taxes owed in connection with the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate your tax liability. For purposes hereof, “UBS” includes the Plan third party administrator and any successor thereto. Plan Information. You agree to receive stockholder information, including copies of any annual report, proxy statement and other periodic reports, from the Investor Relations section of http://www.wiley.com. You acknowledge that copies of the Plan and stockholder information are available upon written or telephonic request to the Corporate Secretary. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards shall be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award shall be settled, shall be at the sole discretion of the Administrative Committee, as set forth in the Plan; (d) your participation in the Plan is voluntary; (e) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty, and (f) neither the Plan, the Award nor the issuance of the Shares confers upon you any right to continue in the service of (or any other relationship with) the Company or any Subsidiary. Acceptance and Acknowledgment. I accept and agree to the terms of the restricted share unit Award described in this Agreement and in the Plan, acknowledge receipt of a copy of this Agreement and the Plan, and acknowledge that I have read them carefully and that I fully understand their contents.